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                                   CRANE CO.
                            Exhibit 21 to FORM 10-K
               Annual Report for the Year Ended December 31, 1999



                           Subsidiaries of Registrant


      The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.


            Cochrane, Inc                        Delaware
            Crane Australia Pty., Ltd.           Australia
               P.T. Crane Indonesia (51%)        Indonesia
            Crane GmbH                           Germany
               National Rejectors, Inc. GmbH     Germany
               NRI Iberica, S.A.                 Spain
            Crane International Holdings, Inc.   Delaware
               Crane Canada, Inc.                Canada
               Crane Capital Corporation, LLC    Delaware
               Crane Center-Line Valve Co.       Delaware
                  Crane Ningjin Valve Co.,
                    Ltd. (70%)                   China
               Crane FSC Corporation             Barbados
               Crane Ltd.                        England
                  Crane Europe Ltd.              Scotland
                  Grenson Electronics Ltd.       England
                  Stockham Valve Ltd.            England
                  UMC Industries Ltd.            England
                  Stentorfield Ltd.              England
               Crane Pumps & Systems, Inc.       Delaware
                  Barnes Pumps, Inc.             Ohio
                  Barnes Pumps Canada, Inc.      Ontario
               Dyrotech Industries, Inc.         Delaware
               ELDEC Corporation                 Washington
                  ELDEC France S.A.R.L.          France
               Ferguson Machine Co. S.A.         Belgium
               Hydro-Aire, Inc.                  California
               Interpoint Corporation            Washington
                  Interpoint GmbH                Germany
                  Interpoint S.A.R.L.            France
                  Interpoint Taiwan Corporation  Republic of China
                  Interpoint U.K. Ltd.           England
                                  (continued)
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                     Subsidiaries of Registrant (continued)


               Kemlite Company, Inc.             Delaware
                  Sequentia Incorporated         Ohio
               Mark Controls Corporation         Delaware
                  Azonix Corporation             Massachusetts
                  Azonix S.A.R.L.                France
                  Barksdale, Inc.                Delaware
                  Barksdale Control Products
                    GmbH                         Germany
                  Dynalco Controls Corporation   Delaware
                  Mark Controls Norway A/S       Norway
                      Westad Industri A/S        Norway
               Powers Process Controls, Ltd.     Ontario
               Resistoflex (Asia) Pte., Ltd.     Singapore
                  Kessel (Thailand) Pte.,
                    Ltd. (49%)                   Thailand
                  Resistoflex Sdn. Bhd.          Malaysia
            Crane Nuclear, Inc.                  Delaware
            Stockham Valve Australia Pty., Ltd.  Australia